                                                                 EXHIBIT 10.146




                    AMENDED  AND  RESTATED  LOAN  AGREEMENT


                         DATED  AS  OF  JULY  13,  1995


                                    BETWEEN


                     CORRECTIONS  CORPORATION  OF  AMERICA


                                      AND


                  FIRST  UNION  NATIONAL  BANK  OF  TENNESSEE

                    AMENDED  AND  RESTATED  LOAN  AGREEMENT

                         Dated  as  of  July  13,  1995


                 THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") is entered into by and between CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation with its principal offices at 102
Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205 (the
"Borrower"), TRANSCOR AMERICA, INC., a Tennessee corporation,  TECHNICAL
& BUSINESS INSTITUTE OF AMERICA, INC., a Michigan corporation, and
CONCEPT, INCORPORATED, a Delaware corporation (individually a "Guarantor" and collectively, the "Guarantors"), and FIRST UNION NATIONAL BANK OF
TENNESSEE,  a  national  banking  association  with  offices  located  at  150
Fourth Avenue  North,  Nashville,  Tennessee    37219  (the  "Lender").

                                   BACKGROUND

                 Borrower  and  Lender  are  currently  parties  to  a  certain
Amended  and  Restated  Loan  Agreement dated  as  of  December  22,  1992, between  the  Borrower  and  the  Lender,  as  amended  from  time  to  time
(the "Loan  Agreement").    The  Loan  Agreement  provides  for  a  line  of
credit  in  favor  of  Borrower  in  an  amount not  to  exceed  $15,000,000 to  be  used  for  working  capital  and  to  provide  for  the  issuance  of
standby letters  of  credit.    In  addition,  Lender  has,  from  time  to
time, entered into other agreements with the Borrower with respect to specific loans from Lender to Borrower, including without limitation, the Construction Loan and Security Agreement dated as of February 23, 1994, between Borrower and Lender related to the correctional facility located in Florence, Pinal County, Arizona (the "Construction Loan Agreement").

                 It  is  the  intention  of  Lender  and  Borrower  hereunder to  amend  and  restate  the  Loan Agreement  to  provide  for  an  increase in  the  working  capital  line  of  credit  facility  to  $25,000,000  to provide  working  capital  for  the  Borrower  and  the  Guarantors,  to adopt, eliminate, expand or otherwise modify various other provisions contained in the Loan Agreement, and to provide such other terms and
conditions  as  are  set  forth  herein.    It  is  the  intent  of  Borrower
and Lender that this Agreement shall supersede and replace, in all respects, the Loan Agreement and the Construction Loan Agreement, and, upon execution of this Agreement, the Loan Agreement and the Construction Loan Agreement shall be of no further force and effect.

                 The funds available under the line of credit will directly benefit the Guarantors, and, consequently, the Guarantors have agreed to guarantee the repayment of the obligations of the Borrower under this Agreement.

                           A  G  R  E  E  M  E  N  T

                 In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby amend and restate the Loan Agreement as follows:

                                   ARTICLE  1

                                  DEFINITIONS

                 Section  1.1.    Definitions.    For  the  purposes  of  this
                                  Agreement:


                 "Affiliate"  means,  with  respect  to  a  person,  any  other
person  (a)    that  directly  or indirectly  through  one  or  more
intermediaries,  controls,  or  is  controlled  by,  or  is  under  common
control with,  such  given  person,  (b)    that  directly  or  indirectly
beneficially  owns  or  holds  ten  percent  (10%) or  more  of  any  class  of
voting  stock  of  such  person,  or  (c)    ten  percent  (10%)  or  more  of
the voting  stock  of  which  is  directly  or  indirectly  beneficially  owned
or  held  by  such  person.    The  term "control"  means  the  possession,
directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

                 "Agreement" means this Amended and Restated Loan Agreement and all amendments, modifications and supplements thereto.

                 "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, agencies and arbitrators.

                 "Business Day" means any day other than a Saturday, Sunday, or day on which banks in Nashville, Tennessee, are authorized to close.

                 "Cash Flow" means the sum of net income after taxes, plus depreciation, plus amortization, plus interest expense, measured on a rolling four (4) quarter basis.

                 "Collateral" means and includes all of the Borrower's and each Guarantor's right, title and interest in and to the following, wherever located in the United States of America, and whether now or hereafter existing or now owned or hereafter acquired or arising:

                 (a) all accounts receivable, contract rights, general intangibles, equity participations, or other rights or interests of Borrower and/or the Subsidiaries arising from the operations of all of the Facilities, excluding only:

                               (1)       Laredo  Processing  Center,  Laredo,
                                         TX;

                               (2)       Houston  Processing  Center,  Houston,
                                         TX;

                               (3)       Shelby  Training  Center,  Memphis,
                                         TN;

                               (4)       Leavenworth  Detention  Facility,
                                         Leavenworth,  KS;  and

                               (5) Bay County Jail Annex Facility, Panama City, FL.

                 (b) all equipment, including, without limitation, all of Borrower's and the Guarantors' furniture, fixtures, machinery, parts, accessories, improvements, replacements and substitutions with respect thereto, which are owned by

                        Borrower and/or the Guarantors, both presently existing and acquired in the future, excluding facilities which are managed by the Borrower or an Affiliate, but which are not owned by the Borrower or a Guarantor.

                 (c) all real and personal property and improvements comprising the Bay County, Florida Annex Facility (the "Bay County Facility"), together with title insurance, in form and substance acceptable to the Lender and such other documents or instruments as are customary for commercial real estate loans of the magnitude and question. Notwithstanding the foregoing, the deed of trust and other security interests required hereunder with respect to the Bay County Facility shall not be required to be delivered so long as prohibited by (1) that certain Loan Agreement dated as of November 1, 1986 between Bay County, Florida and the Borrower or (2) that certain Bay
                        County, Florida Detention Facilities contract dated September 3, 1985, between Bay County and the Borrower, as supplemented;

                 (d)    Deeds  of  Trust  of  record  in  Book  3,  page  6797,
                        Clerk's Office for Cibola County, New Mexico, encumbering the real property and improvements comprising the New Mexico Women's Correctional Facility located in Grants, New Mexico (the "Grants Deed of Trust");

                 (e) Deed of Trust of record in Book 265, page 3922, Clerk's Office for Torrence County, New Mexico, encumbering the real property and improvements comprising the Torrence County Detention Center located in Estancia, New Mexico (the "Estancia Deed of Trust");

                 (f)    Deeds  of  Trust  of  record  in  Book  1987,  page
                        67, Clerk's Office for Pinal County, Arizona, encumbering the real property and improvements comprising the correctional facility located in Florence, Arizona (the "Florence Arizona Deed of Trust");

                 (g) all of the Borrower's equipment, furniture, fixtures, machinery, parts, accessories, improvements, and replacements and substitutions with respect thereto, which are located at the Borrower's corporate headquarters in Nashville, Tennessee;

                 (h) an assignment of the Borrower's right to receive payment from Hamilton County, Tennessee (the
                        "County") of the agreed-upon value of the capital improvements with respect to the Work House Facility in Chattanooga, Hamilton County, Tennessee, pursuant to that certain Corrections Facilities Agreement by and among the Borrower, the County and Dalton Roberts, County Executive of the County, dated September 20, 1984; and

                 (i) all collateral securing the obligations of Borrower to Lender, as described or referred to in the Loan Agreement dated as of June 21, 1990, by and between Lender and Borrower, covering the West Tennessee Detention Center located in Mason, Tennessee.

                 "Current Maturing Long Term Debt" means all indebtedness of the Borrower, including capitalized lease obligations, which shall become due within 365 days from the date on which it is measured.

                 "Debt Service Coverage Ratio" means Cash Flow divided by the sum of Current Maturing Long Term Debt plus interest expense, measured quarterly on a rolling four (4) quarter basis.

                 "Default" means any of the events or occurrences specified in Section 11.1 hereof provided that any requirement for notice or lapse of time or any other condition has been satisfied.


                 "Effective  Date"  means  the  later  of:

                 (a)    the  date  of  this  Agreement;  or

                 (b) the date on which all of the conditions set forth in Article 4 shall have been first fulfilled.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended and in effect.

                 "Eurodollar Interest Period" means, with respect to a Eurodollar Loan, a period of 1, 2 or 3 months commencing on a
Business  Day  selected  by  Borrower,  pursuant  to  this  Agreement.    Such
Eurodollar Interest Period shall end on the day in the last calendar month of such period chosen by Borrower which corresponds numerically to  the  beginning  day  of  such  Eurodollar  Interest  Period,  provided, however, that if there is no such numerically corresponding day in such month, such Eurodollar Interest Period shall end on the last Business Day of such month. If the Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new  month,  such  Eurodollar  Interest  Period  shall  end  on  the
immediately  preceding  Business  Day.    Borrower may  not  elect  any
Eurodollar  Interest  Period  that  ends  later  than  the  Loan  Termination
Date.    Interest shall  accrue  from  and  including  the  first  day  of  a
Eurodollar Interest Period to, but excluding the last day of such Eurodollar Interest Period.

                 "Eurodollar Loan" means any Loan which bears interest based on the LIBOR Rate.

                 "Facilities" means the correctional facilities operated by the Borrower and/or the Subsidiaries in the United States and listed on Schedule 1 attached hereto, together with any additional facilities acquired by Borrower or any Subsidiary during the term of this Agreement.

                 "Financing Statements" mean the Uniform Commercial Code financing statements executed and delivered by the Borrower to the Lender, naming the Lender as secured party and the Borrower, or the Guarantors, as debtor, in connection with this Agreement.

                 "Floating Rate Loan" means any Loan which bears interest based on the Prime Rate.

                 "Governmental Approvals" mean all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state or local, and all agencies thereof.

                 "Guaranty",  "Guaranteed"  or  to  "Guarantee"  shall  mean and  include

                 (a) a Guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of an obligation; and

                 (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of an obligation of another person whether by

                        (1)    the  purchase  of  securities  or  obligations;

                        (2) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss;

                        (3) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, or indemnifying or holding harmless, in any way, the obligor against any part or all of such obligation; or

                        (4)    repayment  of  amounts  drawn  down  by
                               beneficiaries  of  standby  letters  of  credit.

                 "Guaranty  Agreements"  means  the  Guaranty  and  Suretyship
Agreements of even date herewith executed by the Guarantors in favor of the Lender.

                 "Guaranty and Reimbursement Agreement" means the Guaranty and Reimbursement Agreement of even date herewith executed by the Borrower in favor of First Union National Bank of North Carolina, an Affiliate of the Lender ("FUNBNC").

                 "Indebtedness"  means

                 (a) all items (except items of capital stock, Preferred Stock, additional paid-in capital or retained earnings) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet at the date as of which Indebtedness is to be determined;

                 (b)    capitalized  lease  obligations;

                 (c) all obligations which have been Guaranteed, including, but not limited to, all obligations consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of; and

                 (d)    the  Loan.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.


                 "LIBOR Rate" means, with respect to any Eurodollar Loan, the interest rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%), for deposits in United States dollars approximately equal in the principal amount to such Eurodollar Loan and with a maturity comparable to the Eurodollar Interest Period chosen  by  Borrower  (30,  60  or  90  day),  which  appears  on  the
Telerate Page 3750 at approximately 11:00 a.m., London time, two (2) London business days prior to the date of commencement of such Eurodollar Interest Period, as determined by Lender, as such rate is adjusted in accordance with Lender's standard practice for reserves and other requirements.

                 "Lien"  means:

                 (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of the Borrower, or upon the income or profits therefrom;

                 (b) any arrangement, express or implied, under which any property of the Borrower is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of the Borrower;

                 (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which, if unpaid, might by law (including but not limited to bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over general unsecured creditors of the Borrower; and

                 (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

                 "Loan" or "Loans" means all amounts due the Lender under the Working Capital Facility.

                 "Materially Adverse Effect" means a materially adverse effect upon a person's business, assets, liabilities, financial condition, results of operations or business prospects.

                 "Note" means the amended and restated promissory note of the Borrower, substantially in the form of Exhibit A hereto, payable to the order of the Lender and evidencing the Loan, as amended and supplemented from time to time, and any replacement thereof or substitution therefor.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

                 "Permitted  Liens"  means:

                 (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in the case of warehousemen or landlords, only if such Liens are junior to the Security Interest in any of the Collateral;

                 (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar legislation;

                 (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property of the Borrower, which in the sole judgment of the Lender does not materially detract from the value of such real property or impair the use of the Borrower's real property in the business of the Borrower;

                 (d) Purchase Money Liens on property other than Inventory and liens created in connection with the leasing of personal property by the Borrower;

                 (e)    Liens  in  favor  of  the  Lender;  and

                 (f)    Liens  listed  on  Schedule  5.1(g)  attached  hereto.

                 "Plan" means employee benefit plan maintained for employees of the Borrower that is covered by Title IV of ERISA, including such plans as may be established after the Agreement Date.

                 "Preceding  Event"    means  an  event  which  with  the
giving of notice or lapse of time or both would constitute a Default under the provisions of Section 11.1 hereof.

                 "Prime Rate" means at any time the rate of interest publicly announced from time to time by the Lender as Lender's "prime" rate as in effect at such time, and is not necessarily the lowest or best rate charged by Lender.

                 "Prior Loan Documents" means the Loan Agreement and all documents and instruments executed and delivered in connection with the Loan Agreement, and all amendments to the foregoing prior to the date of this Agreement.

                 "Purchase  Money  Lien"  means  a  Lien  securing

                 (a) Indebtedness created to secure the payment of all or any part of the purchase price of any property other than inventory;

                 (b) any Indebtedness incurred at the time of or within 10 days prior to or after the acquisition of any property other than inventory for the purpose of financing all or any part of the purchase price thereof; and

                 (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time; but only if such Lien shall be incurred after the date of this Agreement and shall at all times be confined solely to the property the purchase price of which was financed through the incurrence of such Indebtedness.

                 "Reimbursement Agreements" means agreements entered into between the Borrower and the Lender governing the Borrower's obligations to repay the Lender for draws on standby letters of credit, if any.

                 "Reportable  Event"  has  the  meaning  set  forth  in
Section  4043(b)  of  ERISA.

                 "Secured Obligations" mean, in each case whether now in existence or hereafter arising,

                 (a)    the  principal  of,  and  interest  on,  the  Loan;

                 (b) all of the Borrower's obligations to the Lender under Reimbursement Agreements;

                 (c) all indebtedness, liabilities, obligations, covenants and duties of the Borrower to the Lender (or to an Affiliate of Lender which issues letters of credit or otherwise extends credit to Borrower), of every kind, nature and description, direct or indirect, absolute or contingent, now or hereafter existing, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, the Note, a letter of credit or any of the Security Documents, and shall specifically include, without limitation, the obligations described in
                        Schedule 2  attached  hereto;  and

                 (d) all of the Guarantor's obligations to the Lender under the Guaranty Agreements.

                 "Security  Documents"  means  each  of  the  following:

                 (a)    the  Financing  Statements;

                 (b)    The  Guaranty  Agreements;

                 (c) each other writing executed and delivered by the Borrower securing the Secured Obligations; and

                 (d)    any  Reimbursement  Agreement.

                 "Security Interest" means the Liens of the Lender on and in the Collateral.

                 "Senior Debt" means senior funded obligations, including, without limitation, obligations evidenced by outstanding letters of credit issued by Lender under the terms of this Agreement.

                 "Subordinated Debt" means (i) the existing Indebtedness described in Schedule 3 attached hereto, which, pursuant to its terms, is subordinated to the Secured Obligations, and (ii) additional Indebtedness incurred by Borrower after the date hereof with the consent of the Lender, which pursuant to its terms, is subordinated to the Secured Obligations.

                 "Subsidiary" or "Subsidiaries" means the subsidiaries of Borrower listed in Schedule 4 attached hereto, and all other subsidiaries formed or acquired hereafter with the consent of the Lender, if any.

                 "Termination  Date"  means

                 (a) May 31, 1997, and is the date upon which the Loan shall be payable in full without demand, or

                 (b)    the  date  of  the  occurrence  of  any  Default;

provided, however, that this Agreement and the obligations hereunder may be renewed for additional one- year periods only if such renewal shall be granted by the Lender, in its sole and absolute discretion, on or before May 31 of the year immediately preceding the Termination Date or any extension of the Termination Date as provided herein, unless this Agreement is otherwise terminated by the occurrence of a Default.

                 "Termination  Event"  means

                 (a)    a  Reportable  Event;  or

                 (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; or

                 (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

                 "Unfunded Vested Accrued Benefits" means, with respect to any Plan at any time, the amount (if any) by which

                 (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

                 (b) the fair market value of all Plan assets allocable to such benefits;

all determined as of the then most recent valuation date for such Plan.

                 "Working Capital Facility" means the loan facility described in Section 2.1 hereof.

                 Section  1.2.    General.    All  terms  of  an  accounting
nature not specifically defined herein shall have the meaning ascribed thereto by generally accepted accounting principles.

Except as otherwise defined herein, the terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, shall have the meanings given those terms in the
Uniform  Commercial  Code.    Unless  otherwise  specified,  a  reference  in
this  Agreement  to  a  particular section  or  subsection  is  a  reference
to  that  section  or  subsection  of  this  Agreement.    Wherever  from the
context it appears appropriate, each term stated in either the singular and plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                                 ARTICLE  2

                                THE  FACILITY

                 Section  2.1.    Working  Capital  Facility.    Upon  the
terms  and  subject  to  the  conditions  of this  Agreement,  and  in reliance  upon  the  representations  and  warranties  made  herein,  the
Lender agrees to make advances to the Borrower from time to time, as requested by the Borrower in accordance with the terms and conditions
hereof,  up  to  the  aggregate  principal  amount  of  $25,000,000.    The
purpose  of  the Working  Capital  Facility  and  all  advances  made hereunder shall be to (a) provide for the on-going working capital requirements of the Borrower and the Subsidiaries and for other general corporate purposes, and (b) permit the issuance of letters of
credit  on  behalf  of  the  Borrower  and  the Subsidiaries.    It  is
expressly  understood  and  agreed  that  the  Lender  shall  make  advances hereunder  only if  no  Default  exists  or  is  continuing  under  this
Agreement.    During  such  time  that  a  Preceding  Event exists  and  is continuing,  the  Lender  shall  continue  to  make  advances  pursuant  to such  conditions  or limitations  as  the  Lender,  in  its  sole  discretion,
shall  determine.    The  principal  amount  of  any  advance which  is  repaid may be reborrowed by the Borrower in accordance with the terms hereof.

                 Section  2.2.    Manner  of  Borrowing.    Advances  under
the  Working  Capital  Facility  shall  be made  in  increments  of  $100,000 upon written notice to the Lender not less than three (3) Business Days prior to the intended disbursement date.

                 (a) The Borrower shall give the Lender irrevocable notice (a "Borrowing Notice") not later than 1:00 p.m. Nashville time three (3) Business Days
                        prior  to  any  requested disbursement.    Each
                        Borrowing Notice shall be written and may be made by telecopier, telex or cable in addition to the means set forth for giving notice in
                        Section 12.1(b). Each Borrowing Notice shall specify the requested date of such requested disbursement, the aggregate amount of such disbursement, the type of Loan (Floating Rate
                        Loan or Eurodollar Loan), and if a Eurodollar Loan, the designated Eurodollar Interest Period. Disbursement of the proceeds of each advance hereunder shall be made by credit to an account of the Borrower maintained with the Lender or by wire transfer, bank check, or other instrument to such other account or person as may be agreed upon by the Borrower and the Lender from time to time.


                 (b) The Borrower shall have the right at any time, on prior irrevocable written or telefaxed notice to the Lender, not later than 10:00 a.m., Nashville time, to convert any Floating Rate Loan into a Eurodollar Loan, to convert a Eurodollar Loan into a Floating Rate Loan, or to continue any Eurodollar Loan for a subsequent Eurodollar Interest Period (specifying in each case the

                        Eurodollar Interest Period to be applicable thereto), subject in each case to the following:

                        (1) No Eurodollar Loan shall be converted or prepaid at any time other than at the end of the Eurodollar Interest Period applicable thereto;

                        (2) Each conversion shall be effected by applying the proceeds of the new Eurodollar or Floating Rate Loan, as the case may be, to the Loan (or portion thereof) being converted;

                        (3) The number of Eurodollar Loans outstanding at any one time shall not exceed five
                               (5).

                 Each notice pursuant to this subparagraph shall be irrevocable and shall refer to this Agreement and specify (i) the identity and principal amount of the particular Loan that the
Borrower requests  to  be  converted  or  continued,  (ii)  if  such  notice requests  conversion,  the  date  of  conversion (which  shall  be  a  Business
Day),  and  (iii)  if  a  Loan  is  to  be  converted  to  a  Eurodollar  Loan, or  a Eurodollar  Loan  is  to  be  continued,  the  Eurodollar  Interest
Period  with  respect  thereto.    In  the  event that  the  Borrower  shall
not  give  notice  to  continue  any  Eurodollar  Loan  for  a  subsequent period,  such Loan  (unless  repaid)  shall  automatically  be  converted  into
a  Floating  Rate  Loan.    If  the  Borrower  shall fail  to  specify  in  the
Borrowing Notice the type of borrowing, or, in the case of a Eurodollar Loan, the applicable Eurodollar Interest Period, the Borrower
will  be  deemed  to  have  requested  a  Floating  Rate Loan.    If  Lender
reasonably believes that any failure by Borrower to specify the type of borrowing or the applicable Eurodollar Interest Period shall have resulted from failure of communications equipment or clerical error, then prior to funding any such borrowing, the Lender shall use reasonable efforts to obtain confirmation from Borrower of the contents of such Borrowing Notice; however, in the absence of confirmation by
Borrower, which specifies the type of borrowing and the applicable Eurodollar Interest Period, the Borrower will be deemed to have
requested  a  Floating  Rate  Loan.    Notwithstanding  anything  to the
contrary contained above, if an Event of Default shall have occurred and be continuing, no Eurodollar Loan may be continued, and no Floating Rate Loan may be converted into a Eurodollar Loan.

                 Section 2.3. Repayment of Working Capital Facility. The Working Capital Facility shall be immediately due and payable and shall be repaid in lawful money of the United States of America in immediately available funds as follows:

                 (a)    Upon  the  Termination  Date;  or

                 (b)    In  accordance  with  the  provisions  of  Section
                        11.2  hereof.

                 Section  2.4.    Note.    The  obligation  of  the  Borrower
to  repay  the  Loan  under  the  Working Capital  Facility  shall  be evidenced  by,  and  be  repayable  in  accordance  with  the  terms  of  the
Note payable  to  the  order  of  the  Lender.    The  Note  shall  be  dated
the Effective Date and be duly and validly executed and delivered by the Borrower.

                 Section  2.5.    Standby  Letters  of  Credit.    As  part  of
the Working Capital Facility and upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations and  warranties  made  herein,  the  Lender  agrees  to  issue  from  time  to time,  prior  to  the  Termination Date,  standby  letters  of  credit pursuant  to  the  Bank's  standard  letter  of  credit
application agreement and Reimbursement Agreement, a copy of which is attached hereto as Exhibit B; provided, however, that (1) the aggregate  face  amount  of  all  such  letters  of  credit  shall  not  exceed
$12,500,000;  (2)  the  duration  of  any  such  letter  of  credit  shall  not exceed  one  (1)  year  and  in  no event  shall  extend  beyond  the
Termination  Date;  (3)  there  shall  exist  no  Event  of  Default hereunder; (4) the Lender may assign to an Affiliate of Bank its obligation to issue letters of credit hereunder without the Borrower's consent; (5) standby letters of credit shall be secured by the Collateral and shall otherwise be subject to this Agreement and the Security Documents; and (6) the aggregate face amount of all such letters  of  credit,  together  with  the  aggregate  amount  outstanding
under  the  Loan, shall  not  exceed  25,000,000.    Upon  the  issuance  of  a
standby letter of credit hereunder, the face amount thereof shall immediately reduce availability for advances under the Working Capital
Facility  by the  amount  thereof.    In  the  event  any  standby  letter  of
credit issued pursuant hereto is drawn upon, the amount of all sums advanced by the Lender, together with all fees, costs and expenses in connection therewith, shall become an obligation under the Working Capital Facility and shall be evidenced by the Note.

                 Section  2.6.    Reimbursement  Obligation.    The  Borrower
hereby  unconditionally  agrees  to reimburse  the  Lender  for  the  total amount of the sums paid by the Lender in connection with the issuance of any standby letters of credit or any additional or further liability that may accrue against the Lender in connection with  the  same,  whether  as  a  result  of  a  draft  or  demand  for
payment  submitted thereunder,  or  otherwise.    Any  such  amounts  which
are  not  reimbursed  to  the  Lender  on  demand  may,  at the  Lender's option  and  in  the  Lender's  sole  discretion,  be  debited  at  any  time against the Loan under this Agreement and shall be treated for all purposes and shall have the same force and effect as if the same has been cash advanced by the Lender to the Borrower pursuant to
Section  2.1  of  this Agreement,  subject  to  all  the  terms  and
conditions  of  this  Agreement.    Notwithstanding  the  foregoing,  the
Lender may, in its sole discretion, require the Borrower to enter into a Reimbursement Agreement with respect to one or more standby letters of credit.

                 Section  2.7.    Letter  of  Credit  Fee.    As  consideration
for  issuing  each  letter  of  credit hereunder,  the  Borrower  shall  pay to  the  Lender  a  fee  in  the  amount  of  one  percent  (1%)  per  annum
of the  face  amount  of  each  letter  of  credit.    Payment  of  the  letter
of credit fee shall be a condition precedent to the Lender's obligation to issue the letter of credit.

                 Section  2.8.    Unused  Balance  Fee.    As  consideration
for the cost of reserving and making available the Working Capital Facility, the Borrower shall pay to the Lender a fee in the amount of one-quarter of one percent (.25%) per annum on the average unused balance of the Working Capital Facility. Such fee shall be due and payable quarterly, in arrears, on the first day of each calendar quarter, commencing originally on October 1, 1995.

                                   ARTICLE  3

                           GENERAL  LOAN  PROVISIONS

                 Section  3.1.    Interest.

                 (a) The Borrower shall pay interest quarterly in arrears on the first day of each quarter commencing originally on October 1, 1995, provided, however, that interest due on a Eurodollar Loan shall be due and payable at the
                        end  of  each  Eurodollar Interest  Period.    Interest
                        shall be calculated on the unpaid principal amount of the Loan for each day from the day the Loan was made until the Loan is due (whether at the stated maturity date, by reason of acceleration or otherwise) at a floating rate per annum equal to:

                        (1) For a Floating Rate Loan, at an annual rate equal to the Prime Rate, said rate to change contemporaneously with any change in the Prime Rate.

                        (2)    For  a  Eurodollar  Loan,  at  a  rate  equal
                               to  the  applicable  LIBOR  Rate  plus  200
                               basis  points  (2%)  per  annum.

                 The interest for Floating Rate Loans and Eurodollar Loans shall be computed on the basis of a 360-day year, counting the actual number of days elapsed.

                 (b)    If  the  Borrower  shall  fail  to  pay  when  due
                        (whether at the stated maturity date, by reason of acceleration or otherwise) all or any portion of the unpaid principal amount of the Loan, the interest rate on each such unpaid amount for each day from the date it was so due until paid in full shall be equal to the Prime Rate plus five percent (5%) per annum, until the Loan or portion thereof, as appropriate, is paid in full.

                 (c) Nothing contained in this Agreement or the Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law.
                        In the event that any rate of interest required under this Agreement or the Note exceeds the maximum rate permitted by any such Applicable
                        Law, such rate shall automatically be reduced to the maximum rate permitted by such law and any excess amount collected shall be refunded or credited to principal.


                 Section  3.2.    Manner  of  Payment.

                 Each payment (including prepayments) by the Borrower of the principal of or interest on the Loan or of any other amounts payable to the Lender under this Agreement or the Note, shall be paid in immediately available funds and the Lender shall credit such payment on the date of receipt by the Lender in Nashville, Tennessee.
Any payments by the Borrower shall be made without application of any setoff, counterclaim or deduction whatsoever.

                 Section  3.3.    Prepayment.    The  Borrower  may,  at  its
option, prepay the principal amount of the Loan outstanding hereunder at any time, in whole or in part (but all partial prepayments  shall  be  in  a  principal  amount  not  less  than  $100,000  or an  integral  multiple  thereof),  upon giving  the  Lender  at  least  three
(3)  Business  Days'  prior  notice  of  the  aggregate  principal  amount  to
be  prepaid.    In  the  event  of  a  partial  prepayment  of  principal, accrued interest to the date of prepayment of the amount so prepaid shall continue to be payable as provided in the Note, notwithstanding
such  prepayment  of  principal.    All  accrued  interest  shall  be  paid
immediately  in  the event  that  the  prepayment  discharges  the  principal
obligation  under  the  Note.    Notwithstanding  the foregoing,  a  Eurodollar
Loan  may  be  prepaid  only  at  the  end  of  a  Eurodollar  Interest
Period.

                 Section  3.4.    General.    If  any  payment  under  this
Agreement or the Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

                 Section  3.5.    Alternate  Rate  of  Interest.    In  the
event, and on such occasion, that on the date of commencement of any Eurodollar Interest Period for a Eurodollar Loan, Lender shall have reasonably determined:

                 (a) That dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available to Lender in the London Interbank Market;

                 (b) That the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining such Eurodollar Loan during such Eurodollar Interest Period; or

                 (c) That reasonable means do not exist for ascertaining the LIBOR Rate generally, Lender shall, as soon as practicable thereafter, given written or telephonic notice of such determination
                        to  the  Borrower.    In  the  event  of  any  such
                        determination, any request by the Borrower for a Eurodollar Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Floating Rate Loan. Each determination by the Lender hereunder shall be conclusive absent manifest error.


                                   ARTICLE  4

                             CONDITIONS  PRECEDENT

                 Section  4.1.    Conditions  Precedent.    Notwithstanding
any other provision of this Agreement, advances under the Working Capital Facility shall not be made until the fulfillment of each of the following conditions:

                 (a) The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                        (1) certified copies of the certificate of incorporation, and by-laws of the Borrower and the Subsidiaries as in effect on the Effective Date;

                        (2) certified copies of all corporate action, including stockholder approval, if necessary, taken by the Borrower and the Guarantors to authorize the execution, delivery and performance of this Agreement, the Note and the Security Documents, and a certificate of incumbency with respect to the officers of the Borrower and the Guarantors;

                        (3) a certificate evidencing the good standing of the Borrower and the Subsidiaries in each jurisdiction in which the same is required, such certificates to be dated no earlier than thirty (30) days prior to the Effective Date;

                        (4) a signed opinion of Stokes & Bartholomew, counsel for the Borrower, opining as to such matters in connection with this Agreement as the Lender may reasonably request, and such other opinions of other counsel as Lender or its counsel may reasonably request;

                        (5) Financing Statements, or amendments thereto, naming the Borrower and/or the Guarantors as debtor and the Lender as secured party duly executed and delivered by the Borrower and evidence satisfactory to the Lender as to the filing of such statements in each jurisdiction and each filing office where such filing may be necessary or appropriate to perfect the Security Interest;

                        (6) to the extent deemed necessary by Lender, amendments to the Estancia Deed of Trust, the Grants Deed of Trust, and the Central Arizona Deed of Trust, reflecting the terms of this Agreement, together with an opinion of counsel acceptable to the Lender with respect to the validity, binding effect and enforceability of said Amended Real Property Deed of Trust;

                        (7)    a  certified  copy  of  the  Borrower's
                               casualty insurance policy or policies certifying that such insurance is in full force and effect and will not be terminated without ten (10) days advance written notice to the Lender, together with a loss payee endorsement on each such policy naming Lender as loss payee on such form as the Lender shall approve in advance;

                        (8) a certificate of compliance by the Chief Executive Officer of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement:

                               (i)   all  of  the  representations  and
                                     warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date;

                               (ii)  no  Default  or  Preceding  Event  exists;


                        (9)    all  Schedules  required  pursuant  to  Section
                               5.1  hereof;  and

                        (10) such other certificates, documents and instruments as the Lender may reasonably request, including, without limitation, evidence reasonably satisfactory to the Lender that all of the conditions of this
                               Article  4  have  been  satisfied.

                 (b) No Event of Default shall have occurred and be continuing under the Prior Loan Documents.

                 (c) This Agreement, the Note and the Security Documents shall have been duly executed and delivered.

                 (d) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

                 (e) There shall have been no material adverse change in the financial condition, business operations or business affairs of the Borrower.

                 Section  4.2.    Subsequent  Advances.    At  the  time  of
the making of each advance or issuing each standby letter of credit under the Working Capital Facility:

                 (a) the Borrower shall be deemed to represent and warrant to the Lender that the Borrower is at such time in full compliance with the covenants and agreements herein, and no Default or Preceding Event exists at such time;

                 (b) the corporate actions of the Borrower referred to in Section 4.1(a)(2) shall remain in full force and effect; and

                 (c) the Lender may, without waiving either condition, consider the conditions specified in Section
                        4.2(a) and (b) fulfilled and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Lender prior to the making of the advance or issuing of the standby letter of credit.


                                 ARTICLE  5

               REPRESENTATIONS  AND  WARRANTIES  OF  BORROWER

                 Section  5.1.    Representations  and  Warranties.    The
Borrower and the Guarantors represent and warrant to the Lender that as of the Effective Date and giving effect to the transactions contemplated herein:

                 (a)    Organization;  Power;  Qualification.

                        (1) The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its properties and to carry on its business as now being and thereafter proposed to be conducted and is duly qualified and authorized to do business as a foreign corporation in Tennessee and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except (i) Transcor America, Inc. is in the process of qualifying to transact business in certain states as necessary, which process will be completed within 120 days from the date hereof, and (ii) where the failure of the Borrower to qualify would not have a Materially Adverse Effect on the Borrower.

                        (2) Each of the Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and thereafter proposed to be conducted and is duly qualified and authorized to do business as a foreign corporation in Tennessee and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure of the Borrower to qualify would not have a Materially Adverse Effect on the Borrower.

                 (b)    Subsidiaries  and  Capital  Structure.    Other  than
                        the  Subsidiaries,  the  Borrower  has no
                        subsidiaries.    The  outstanding  capital  stock  of
                        the Borrower has been duly and validly issued, is fully paid and nonassessable.

                 (c) Authorization of Agreement, Note, Security Documents. The Borrower, and each of the Subsidiaries, has the right and power, and has taken all necessary action to authorize, to execute, deliver and perform this Agreement, the Note, and the Security Documents in accordance
                        with  their  respective  terms.    This  Agreement,
                        the Note and each of the Security Documents, when executed and delivered in accordance with this Agreement, will be legal, valid and binding obligations of the Borrower, all enforceable in accordance with their terms.

                 (d)    Compliance  of  Agreement,  Notes,  Security  Documents
                        with  Laws,  etc.    The  execution, delivery  and
                        performance of this Agreement, the Note, and the Security Documents in accordance with their respective terms and the advances hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                        (1) require any Government Approval or violate any Applicable Law relating to the Borrower;

                        (2) conflict with, result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Borrower, any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property may be bound or any Governmental Approval relating to the Borrower, or

                        (3) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

                 (e)    Business.    Neither  the  Borrower  nor  any
                        Subsidiary owns or presently intends to acquire, or is engaged in the business of extending credit for the purpose of purchasing or carrying, any "margin security" or "margin stock" as defined  in  the rules  and  regulations  of  the
                        Board  of  Governors  of  the  Federal  Reserve  System
                        (herein  called  "Margin  Stock").    None  of  the
                        proceeds  of  the  Loan  hereunder  will be  used,
                        directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the rules
                        and  regulations.    Neither  the  Borrower  nor  any
                        subsidiary has taken or will take any action that might cause this Agreement or the Note to violate any rule or regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, nor will any proceeds of the Loan be used to acquire any security in any transaction with is subject to Section 13 or 14 of the Securities Exchange Act of 1934.

                 (f)    Compliance  with  Law;  Governmental  Approvals.    The
                        Borrower and each of the Subsidiaries have all Governmental Approvals required by any Applicable Law that are material to the conduct of its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or,  to  the  best  of  Borrower's  knowledge,
                        threatened  attack  by  direct  or collateral
                        proceeding.    The  Borrower  and  each  of  the
                        Subsidiaries are in compliance with each Governmental Approval, if any, and in compliance with all other Applicable Laws relating to it, including, without limitation, all federal and state securities laws, except for noncompliances which would not, singly or in the aggregate, cause a Default or Preceding Event or have a Materially Adverse Effect on the Borrower and in respect of which adequate reserves have been established on the books of the Borrower;

                 (g)    Titles  to  Properties.    Except  as  set  forth  in
                        Schedule  5.1(g)  the  Borrower  and/or the
                        Subsidiaries have good, marketable and legal title to, or a valid leasehold interest in, its real properties and valid and legal title to all personal property and assets; all its such personal property and assets are in good condition, fit for their intended purposes.

                 (h)    Liens.    Except  for  tangible  personal  property
                        used in connection with the Winn Correctional Center and the Metropolitan Nashville and
                        Davidson  County  Facility,none of  the  Collateral
                        is, as of the Effective Date, subject to any Lien, except Permitted Liens, that is superior to
                        the  Security  Interest  created  herein.    Except
                        with respect to Permitted Liens, no financing statement under the Uniform Commercial Code which names the Borrower or a Subsidiary as debtor and which lists the Collateral as collateral (other than the Financing Statements) and which has not been terminated has been filed in any State or other jurisdiction, and neither the Borrower nor any Subsidiary has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.

                 (i)    Indebtedness  .    The  Borrower,  and  each  of  the
                        Subsidiaries, have performed and is in compliance with all of the terms of all Indebtedness and all instruments and agreements (including Guaranties) relating thereto, and no default or event which with the giving of notice or lapse of time or both would constitute a default, exists as of the Agreement Date with respect to any such Indebtedness.

                 (j)    Litigation.    There  are  no  actions,  suits  or
                        proceedings pending (nor, to the knowledge of the Borrower or the Subsidiaries, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or the Subsidiaries, or any of its property or by any governmental body except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower or the Subsidiaries, which if adversely determined would not singly or in the aggregate have a Materially Adverse Effect on the Borrower or the Subsidiaries, and there are no strikes or walkouts in progress relating to any labor contracts to which the Borrower or the Subsidiaries is a party.

                 (k)    Patents;  Trademarks.    The  Borrower,  and/or  the
                        Subsidiaries, own or possess all patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade styles, trade names, trade name rights, service marks, service mark rights, copyrights and rights with respect to the foregoing which are required to conduct its business as now and presently planned to be conducted without conflict with the rights of
                        others.      Except  as  set  forth  on  Schedule
                        5.1(k), the Borrower possesses good and indefeasible title to and ownership of all trademarks, trade systems, trade names, service marks, licenses, patents, patent applications, and copyrights as set forth on Schedule 5.1(k) which are currently used and intended to be used in normal business operations, and none of the foregoing assets is the subject of any pending or threatened claim or challenge.

                 (l)    Tax  Returns  and  Payments.    All  federal,  state
                        and  other  tax  returns  of  the Borrower  required
                        by law to be filed have been duly filed, and all federal, state and other taxes, assessments and  other  governmental  charges  or  levies  upon
                        the Borrower  and  its  property,  income,  profits
                        and  assets  which  are  due  and  payable have  been
                        paid,  except  any  such  nonpayment  which  is  at
                        the  time  permitted  under Section  8.5.    The
                        charges, accruals and reserves on the books of the Borrower in respect of federal and state taxes for all fiscal years and portions thereof since its organization are, in the judgment of the Borrower, adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect on the Borrower.

                 (m)    Financial  Statements.    The  Borrower  has  furnished
                        to the Lender copies of the (i) audited consolidated statements of income and cash flows of the Borrower for the 12-month period ended December 31, 1994, and unaudited consolidated statements of income and cash flow for the month
                        ending  March  31,  1995.    Each  such  financial
                        statement is complete and correct, and presents fairly in accordance with generally accepted accounting principles the Borrower's financial condition as of the date of the statement or for  the  period  covered  (except  that  the
                        unaudited  financial statement  shall  be  subject  to
                        the  normal  year-end  audit  adjustments).    Except
                        as disclosed or reflected in such financial statements as at the Effective Date, and except as disclosed in writing to the Lender prior to the Effective Date, neither the Borrower nor any of its Subsidiaries had any material liabilities, contingent or otherwise, and neither the Borrower nor any of its Subsidiaries had any material unrealized or anticipated losses.

                 (n)    Liabilities.    Except  for  liabilities  incurred  in
                        the ordinary course of business or otherwise described in the financial statements disclosed to the Lender, neither the Borrower nor any Subsidiary, individually or in the aggregate, has any material liabilities, claims or assessments, direct or indirect, absolute or contingent.

                 (o)    Leases.    Schedule  5.1(o)  contains  a  complete  and
                        correct  listing  of  all (i)  capitalized  lease
                        obligations  and    (ii)    operating  leases  in
                        effect as of the Agreement Date which call for total annual lease payments in excess of $100,000. The Borrower and/or the Subsidiaries have performed and is in compliance with all the terms of such capitalized lease obligations and operating leases and no default or event which with the giving of notice or lapse of time or both would constitute a default exists as of the Agreement Date with respect to any such capitalized lease obligation or operating lease.

                 (p)    ERISA.    Except  as  set  forth  on  Schedule  5.1(p),
                        neither  the  Borrower  nor  any Subsidiaries  has  any
                        Plans.    Each  Plan  is  in  compliance  with  ERISA
                        in  all  material respects.    No  material  liability
                        to the PBGC or to a Multiemployer Plan has been, or is expected by the Borrower to be, incurred by the Borrower or any of its Subsidiaries.

                 (q)    Absence  of  Defaults.    Neither  the  Borrower  nor
                        any Subsidiary is in default under its certificate of incorporation or by-laws and no event has occurred which has not been remedied, cured or waived,

                        (1)    which  constitutes  a  Default  or  Preceding
                               Event;  or

                        (2) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Borrower or any Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of the respective properties of the

                        Borrower or a Subsidiary may be bound, and which event would have a Materially Adverse Effect upon the Borrower or any Subsidiary.

                 (r)    Accuracy  and  Completeness  of  Information.    All
                        written information, reports and other papers and data produced by or on behalf of the Borrower and the Subsidiaries and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject
                        matter.    No  fact  is  known  to  the Borrower  nor
                        to a Subsidiary which has had, or may in the future have (so far as the Borrower can foresee),  a  Materially  Adverse  Effect  upon  the
                        Borrower or the Subsidiaries which has not been set forth in such information, reports or other papers  or  data,  or  otherwise  disclosed  in
                        writing  to  the  Lender  prior  to  the  date of  this
                        Agreement.    No  document  furnished  or  written
                        statement made to the Lender in connection with the negotiation, preparation or execution of this Agreement, the Note or any of the Security
                        Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statement contained therein not misleading.

                 (s)    Solvency.    In  each  case  after  giving  effect  to
                        the Indebtedness represented by the Loan and the standby letters of credit, and the transactions contemplated by this Agreement, the Borrower and each of the Subsidiaries is solvent, having assets  of  a fair  salable  value  which  exceeds  the
                        amount  required  to  pay  its  debts.    The Borrower
                        and each of the Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

                 (t)    Casualties;  Loss,  etc..    Neither  the  business
                        nor the assets of Borrower or any Subsidiary has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God, or of any public enemy.

                 (u)    Environmental  Laws,  Etc.    Neither  Borrower  nor
                        any Subsidiary is in violation of any federal, state or local environmental laws, rules or regulations, nor has the Borrower become aware of any facts or circumstances that would cause it to believe that any of the facilities managed by it have violated or are violating any federal, state or local environmental laws, rules or regulations.

                 (v)    Investment  Company.    Neither  the  Borrower  nor
                        any Subsidiary in an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 Section  5.2.    Survival  of  Representations  and
Warranties,  etc.    All  representations  and warranties  set  forth  in  this
Article 5, and all representations, warranties and statements contained elsewhere in this Agreement or in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower or the Subsidiaries pursuant to or in connection with this Agreement, the Note or any of the Security Documents (including but not limited to any such made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement and shall survive the execution hereof and the making of any Loan or issuance of any standby letter of credit hereunder.


                                   ARTICLE  6

                               SECURITY  INTEREST

                 Section  6.1.    Security  Interest.

                 (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower, and each of the Guarantors, hereby mortgages, pledges and assigns all of the Collateral to the Lender and grants to the Lender a continuing Security Interest in, and a continuing Lien upon, all of
                        the  Collateral.    The  Borrower  and the  Guarantors
                        acknowledge that the security interest and liens in the Collateral are held by the Lender for the benefit of the Lender and any Affiliate of Lender which issues letters of credit or otherwise extends credit to the Borrower under the terms of this Agreement, including, without limitation, First Union National Bank of North Carolina, and upon the occurrence of an Event of Default, to the extent proceeds are realized from the disposition of the Collateral in accordance with the terms of this Agreement, the proceeds shall be applied by Lender to the Secured Obligations, including, without limitation, the obligations of the Borrower to FUNBNC under the Guaranty and Reimbursement Agreement, in accordance with the terms of this Agreement.

                 (b) As additional security for all of the Secured Obligations, the Borrower and each of the Guarantors, grants to the Lender a Security Interest in, and assigns to the Lender all of the Borrower's and each of the Guarantors'
                        right,  title  and  interest in  and  to,  any
                        deposits  or  other  sums  at  any  time  credited  by
                        or  due  from  the Lender  or  the  Lender's
                        Affiliates  to  the    Borrower  or  the  Guarantors
                        with  the  same rights  therein  as  if  the  deposits
                        or  other  sums  were  credited  by  or  due  from  the
                        Lender.    The  Borrower,  and  each  of  the
                        Guarantors,  hereby  authorizes  the  Lender's
                        Affiliates to pay or deliver to Lender, without necessity on the Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time upon the occurrence of any Default and without further notice  to  the Borrower  or  the  Guarantors  (such
                        notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application of any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Lender hereunder are cumulative with the Lender's other rights and remedies, including other rights of set-off.
                        The  Lender  will  promptly  notify  the Borrower  of
                        its  receipt  of  any  such  funds  for  application
                        to the Secured Obligations, but failure to do so will not affect the validity or enforceability
                        thereof.    The  Lender  may  give  notice  of
                        the above grant of a Security Interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any such Affiliate of the Lender for effectuation thereof, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to collect any and all such deposits or other sums to the extent any such payment is not made to the Lender by such Affiliate or participant.

         Section  6.2.    Continued  Priority  of  Security  Interest.

                 (a) The Security Interest granted in Section 6.1 hereof shall at all times be valid, perfected and enforceable against the Borrower, and each of the Guarantors, and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with, or junior to the Security Interest, other than Permitted Liens.

                 (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 6.2(a), or to enable the Lender to exercise or enforce its rights hereunder, including but not limited to:

                        (1) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens;

                        (2) obtaining, after the date of this Agreement, landlords', mortgagees' or mechanics' releases, subordinations or waivers; provided, that the failure to obtain any of the foregoing shall not be deemed a breach of this covenant so long as the Lender is satisfied that the Borrower utilized its best efforts in connection therewith;

                        (3)    executing  and  delivering  financing
                               statements, pledges, designations, mortgages, deeds to secure debt, deeds of trust, security agreements, hypothecations, notices and assignments in each case in form and substance satisfactory to the Lender relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

                 (c) The Lender is hereby authorized to file one or more financing or continuation statements or amendments  thereto  without  the  signature  of  or
                        in  the  name  of  the Borrower  and  each  of  the
                        Guarantors  for  such  purpose.    The  Lender  will
                        give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or
                        amendments  were  filed.    A carbon,  photographic,
                        xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

                                   ARTICLE  7

                             COLLATERAL  COVENANTS

                 Until all the Secured Obligations have been paid in full, unless the Lender shall otherwise consent in writing thereto:

                 Section  7.1.    Ownership  and  Defense  of  Title.

                 (a) Except for Permitted Liens, the Borrower and the Guarantors shall at all times be the sole owner of  each  and  every  item  of  Collateral  and  shall
                        not  create  any  lien on,  or  sell,  lease,
                        exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or  otherwise  dispose  of,  any  of  the  Collateral
                        or any  interest  therein.    The  inclusion  of
                        "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

                 (b) The Borrower and each of the Guarantors shall defend its title in and to, and the Security Interest in, the Collateral against the claims and demands of all persons.

                 Section  7.2.    Insurance.

                 (a) The Borrower shall at all times cause insurance to be maintained on the Collateral and on all other buildings, property, and equipment against loss or damage by fire, theft, burglary, pilferage,  loss  in  transit  and  such  other
                        hazards  as  the  Lender shall  reasonably  specify,
                        in amounts and under policies issued by the Borrower's present insurers or other insurers
                        acceptable  to  the  Lender.    All  premiums  on  such
                        insurance shall be paid (or caused to be paid) by the Borrower and, unless heretofore delivered, copies of the policies shall be delivered to
                        the  Lender.    The Borrower  will  not  use  or
                        permit the Collateral, or other buildings, property, or equipment to be used unlawfully or in such a way that the use causes the Collateral, or other buildings, property, or equipment to be excluded from coverage.

                 (b) All insurance policies required under Section 7.2 shall contain clauses in the form submitted to the Borrower by the Lender or in other form and substance satisfactory to the Lender, naming the Lender, as loss payee and providing

                        (1) that all proceeds thereunder shall be payable to the Lender;

                        (2) that no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and

                        (3) that such policy and any loss payee clause may not be cancelled, amended or terminated unless at least ten days' prior written notice is given to the Lender.

                 Section  7.3.    Location  of  Offices;  Records.    The
Borrower  will  not  change  the  location of  its  chief  executive  office or its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Lender 30 days' prior written notice thereof. The Borrower will at all times keep complete and accurate records of all Collateral.


                                   ARTICLE  8

                             AFFIRMATIVE  COVENANTS

                 Until all the Secured Obligations have been paid in full, unless the Lender shall otherwise consent in writing thereto, the Borrower will:

                 Section  8.1.    Preservation  of  Corporate  Existence  and
Similar  Matters.    Preserve  and maintain  its  corporate  existence,
rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

                 Section  8.2.    Compliance  with  Applicable  Law,  Etc.

                 (a) Comply with all Applicable Laws relating to the Borrower.

                 (b) Maintain all Government Approvals material to the conduct of the Borrower's and/or the Subsidiaries' business.

                 (c) Upon request by Bank, Borrower shall provide to Bank copies of any Governmental Approval required to be obtained by Borrower by Applicable Law.

                 Section  8.3.    Maintenance  of  Property.    In  addition
to, and not in derogation of, the requirements of Section 7.1 and of any of the Security Documents:

                 (a) protect and preserve all properties material to the normal operation of its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition all tangible properties material to the normal operation of its business;

                 (b) maintain all physical property material to normal operation in good and workable condition in all material respects, with reasonable allowance for wear and tear, and exercise proper custody over all such property; and

                 (c) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties material to the normal operation of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                 Section  8.4.    Insurance.    Maintain,  in  addition  to
that required by Section 7.2 or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, including, without limitation, workers' compensation, business interruption and fire and casualty insurance and, in addition to the foregoing, general liability (including, if appropriate, errors and omissions) insurance in an amount not less than $15,000,000, and from time to time deliver to the Lender upon its request a detailed list of all insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

  Section  8.5.    Filing  of  Returns  and  Payment  of  Taxes  and  Claims.

                 (a) File all tax returns when due and pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it; and

                 (b) Pay or discharge when due all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower; except that this
                        Section 8.5 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

                 Section 8.6. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles consistently applied.

                 Section  8.7.    Visits  and  Inspections.    During  normal
business hours of the Borrower, permit representatives, agents, officers or employees of the Lender at any time to

                 (a) visit and inspect the Collateral and properties of the Borrower and the Subsidiaries;

                 (b) inspect, review, audit and make extracts from its relevant books, files, correspondence, computer information and records including but not limited to management letters prepared by independent accountants; and

                 (c) discuss with its principal officers, and, upon one (1) day prior notice to the Borrower, its independent accountants, its business, assets, liabilities, financial condition, results of
                        operations  and  business  prospects.    The  Borrower
                        will deliver to the Lender any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower or the Subsidiaries.

                 Section  8.8.    Use  of  Proceeds.

                 (a) Use the proceeds of all advances made hereunder only for working capital and general business purposes, and for issuance of letters of credit in accordance with the terms of this Agreement; and

                 (b) Not use any part of the proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal
                        Reserve System) or for any other purpose which would involve a violation of such Regulation G or Regulation U or X of such Board of Governors, or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

                 Section  8.9.    Further  Assurances.    Promptly  cure  any
defects  in  this  Agreement,  the  Note or  the  Security  Documents  at  its
expense  if  resulting  from  any  act  or  failure  to  act  by  the
Borrower, the  Subsidiaries  or  any  employee  or  officer  thereof including,  without  limitation,  the  perfection  of  any Liens  in  favor  of
the  Lender.    The  Borrower,  at  its  expense,  will  promptly  execute  and deliver to the Lender all such other and further documents, agreements and instrument in compliance with or accomplishment of the covenants and agreements of the Borrower set forth herein, in the Note or in the Security Documents, and will take such other actions necessary to further evidence or more fully describe any Collateral, or to correct any omissions or to state more fully the obligations set forth in any of the foregoing, or to perfect, protect or preserve any Liens created pursuant to the foregoing, or to make such other recordings or filings or to obtain such consents as may be necessary or appropriate in connection with this Agreement, the Note or the Security Documents.

                 Section  8.10.    Management  Employment  Contracts.    Enter
into and/or maintain an employment agreement with Doctor R. Crants as shall be reasonably satisfactory to the Lender.

                                 ARTICLE  9

                                 INFORMATION

                 Until all the Secured Obligations have been paid in full, unless the Lender shall otherwise consent in writing thereto, the Borrower shall furnish to the Lender:

                 Section  9.1.    Quarterly  Financial  Statements.    As  soon
as available and in any event, within 45 days following the end of each fiscal quarter, the consolidated and consolidating balance sheet of the Borrower as at the end of such quarter, the related statement of income of the Borrower for such quarter, and a statement of cash flow for such quarter, all setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the president or chief financial officer of the Borrower to be, in his opinion, complete and correct and to present fairly, in accordance with generally accepted accounting principles for the presentation of interim financial statements consistently applied throughout the period involved, subject to audit and year-end adjustments, the financial position of the Borrower as at its date and the operations of the Borrower for the period then ended.

                 Section  9.2.    Audited  Year-End  Statements.    As  soon
as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated (together with internally prepared consolidating statements) and consolidating balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and changes in financial position of the Borrower for such fiscal year, and in each case setting forth in comparative form the figures as at the end of and for the previous fiscal year, certified by independent certified public accountants acceptable to the Lender and whose certificates shall be in scope and substance satisfactory to the Lender and who shall have authorized the Borrower to deliver such financial statements and certifications thereof to the Lender pursuant to this Agreement.

                 Section  9.3.    Quarterly  Reports.    As  soon  as
available, and in any event within forty- five (45) days following the end of each fiscal quarter,

                 (a) an accounts receivable aging report, in form and substance acceptable to Lender;

                 (b) a quarterly occupancy report setting forth the occupancy levels for the Facilities, in form and substance acceptable to Lender.


                 Section  9.4.    Officer  Certificate.    At  the  time  the
financial statements are furnished pursuant to Sections 9.1 and 9.2, a certificate of the Borrower's president or chief financial officer

                 (a) stating that a review of the activities of the Borrower has been made under his supervision with a view toward determining whether the Borrower, and each of the Guarantors, have fulfilled all of its obligations under this Agreement, the Note, and the Security Documents;

                 (b) stating that the Borrower, and each of the Guarantors, have fulfilled their obligations under this Agreement, the Note and the Security Documents, and that all representations made in this Agreement continue to be true and correct, and that no Default or Preceding Event exists, or, if the foregoing is not the case, specifying the nature of any change or specifying such Default or Preceding Event and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such event or failure;

                 (c) having attached the calculations, prepared by the Borrower, required to establish whether or not the Borrower is in compliance with the covenants contained in Sections 10.1 and 10.2, as at the date of such certificate;

                 (d) to the extent requested from time to time by the Lender, specifically affirming compliance by the Borrower, and each of the Guarantors, with any of its representations or obligations under this Agreement, the Note, and the Security Documents; and

                 (e) containing or accompanied by such financial or other details, information and material as the Lender may reasonably request to evidence such compliance.

                 Section  9.5.    Audit  Reports.    Upon  the  receipt  of
any report submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary, the Borrower shall furnish a copy of any such report to the Lender.

                 Section  9.6.    Copies  of  Other  Reports.

                 (a) Upon request of Bank, copies of all independent public accountant management letters and reports to the Audit Committee of the Borrower.

                 (b) As soon as practicable, copies of all financial statements and reports as the Borrower shall send to its stockholders and of all registration statements and all regular or periodic reports which the Borrower shall file, with the Securities and Exchange Commission or any successor commission.

                 (c) Copies of any amendments reflecting any changes in Governmental Approvals which may have a Materially Adverse Effect on the Borrower or the Subsidiaries.

                 (d) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower as the Lender may request and that the Borrower has or
                        without unreasonable  expense  can  obtain.    The
                        rights of the Lender under this Section 9.6(d) are in addition to and not in derogation of its rights under any other provision of this Agreement or any of the Security Documents.

                 (e) Upon request by the Lender, following Lender's receipt of evidence of a violation or potential violation of applicable environment laws, evidence of continuing compliance with all federal, state and local environmental laws applying to the properties or operations of the Borrower and the Subsidiaries.

                 Section  9.7.    Notice  of  Litigation,  Default  and  Other
Matters.    Prompt  notice  of:

                 (a) to the extent the Borrower is aware of the same, the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, a Subsidiary or any of the property, assets or businesses of the Borrower or the Subsidiaries, which might singly or in the aggregate, have a Materially Adverse Effect on the Borrower or the Subsidiaries;

                 (b) any amendment of the certificate of incorporation or by-laws of the Borrower or any Subsidiary;

                 (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary which has had or may have any Materially Adverse Effect on the Borrower or any

                        Subsidiary and any change in the officers or board of directors of the Borrower; and

                 (d)    any  Default  or  Preceding  Event.

                 Section  9.8.    Notice  of  Issuance  of  Stock.    Upon  the
issuance of additional shares of stock in the Borrower, the Borrower shall promptly disclose to the Lender in writing the number of shares issued, the price therefor, and such other information as the Lender may from time to time request.

                 Section  9.9.    Sources  and  Uses  of  Funds.    Upon
request of Lender, Borrower shall provide Lender, on a semi-annual basis, with a sources and uses of funds statement, in form and substance acceptable to Lender.

                 Section  9.10.    Accuracy  of  Information.    All  written
information, reports, statements and other papers and data furnished to the Lender, whether pursuant to this Article 9 or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.


                                 ARTICLE  10

                             NEGATIVE  COVENANTS

                 Until all the Secured Obligations have been paid in full, unless the Lender shall otherwise consent in writing thereto, neither the Borrower nor any Subsidiary shall directly or indirectly:

                 Section  10.1.    Financial  Ratios.    Permit:

                 (a) the Borrower's Debt Service Coverage Ratio to be less than 1.75 to 1, measured quarterly on a rolling four (4) quarters basis;

                 (b) the ratio of Senior Debt to Cash Flow to be greater than 2.75 to 1, measured quarterly.

                 Section 10.2. Debts, Guaranties and Other Obligations. Incur, create, assume or in any manner be or become liable in respect of any Indebtedness (including obligations for the payment of rent); Guarantee or otherwise in any way become or be responsible for obligations of any other person, direct or contingent, whether by agreement to purchase the indebtedness of any other person, agreement for the furnishing of funds to any other person through the purchase or lease of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging the indebtedness of any other person, or otherwise, except that the foregoing restrictions shall not apply to:

                 (a) the Secured Obligations to the Lender pursuant to this Agreement;

                 (b) liabilities, direct or contingent, of the Borrower existing on the date of this Agreement and set forth in Schedule 10.2(b) attached hereto, and including and all renewals and extensions thereof (but not increases thereof);

                 (c) liabilities in relation to leases and lease agreements to the extent permitted by Section
                        10.8  hereof;

                 (d) endorsements of negotiable or similar instruments for collection or deposit in the ordinary court of business;

                 (e) trade payables or similar obligations from time to time incurred in the ordinary course of business, other than for borrowed money; and

                 (f) taxes, assessments or other governmental charges that are not yet due or are being contested in good faith by appropriate action initiated in a timely fashion and diligently conducted and, with respect to such charges exceeding $100,000, if adequate reserves shall have been made therefor.

                 Section  10.3.    Liens.    Create,  incur,  assume  or
permit to exist any Lien on any of its properties or assets (now owned or hereafter acquired), except:

                 (a) Liens securing the payment of any Indebtedness to the Lender;

                 (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated, diligently conducted and adequately bonded;

                 (c) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently pursued;

                 (d) Liens existing on property owned by Borrower or a Subsidiary and described in Schedule 5.1(g) attached hereto, and including all renewals and extensions thereof (but not increases thereof);

                 (e) pledges or deposits made in the ordinary court of business in connection with workers' compensation, unemployment insurance, social security and other like laws; and

                 (f) inchoate Liens arising under ERISA to secure the contingent liability of Borrower.

                 Section  10.4.    Investments,  Loans  and  Advances.    Make
or permit to remain outstanding any loans or advances to or investments in any person, except that:

                 (a) the Borrower may acquire and own stock, obligations or securities received in settlement of debts owing to the Borrower, if the debts in question were created in the ordinary course of business;

                 (b) the Borrower may endorse negotiable instruments for collection in the ordinary course of business;

                 (c)    except  for  the  existing  investments  described  in
                        Schedule  10.4(c)  attached  hereto, the  Borrower  may
                        invest, loan or otherwise contribute singly or in the aggregate and for the term of this Agreement not more than One Million Dollars ($1,000,000) in, to, or on behalf of its Subsidiaries on or after the date hereof; and

                 (d) the Borrower may continue to make available to Doctor R. Crants a line of credit in a principal amount not to exceed $300,000.

                 Section 10.5. Dividends, Distributions and Redemptions. Declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, or the stock of a Subsidiary, as the case may be, return any capital to its stockholders, or make any distribution of its assets to its
stockholders  as  such.    Notwithstanding  the  foregoing,  the  Borrower  may
purchase  or  acquire  its  capital  stock  in  connection  with  Borrower's
(i)  "Flexible  Stock  Option  Plan," adopted  May  26,  1988,"  (ii)  "Stock
Option  Plan,"  dated  January  23,  1985,  (iii)  "Non  Qualified  Stock
Option  Plan,"  dated  January  16,  1986,  (iv)  "1991  Flexible  Stock
Option  Plan,"  dated  April  12,  1991,  or (v)  "1995  Stock  Incentive
Plan"  dated  May  26,  1995.

                 Section  10.6.    Sales  and  Leasebacks.    Enter  into  any
arrangement, directly or indirectly, with any person whereby the Borrower or any Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessees such property or any part thereof or other property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.

                 Section  10.7.    Nature  of  Business.    Permit  any
material change to be made in the scope or character of its business as carried on at the date hereof or alter or change the corporate name of the Borrower or any Guarantor.

                 Section  10.8.    Limitation  of  Leases.    Create,  incur,
assume or suffer to exist any obligation for the payment of rent or hire of property of any kind whatsoever, whether real or personal, under leases or lease agreements that would cause the aggregate amount of all additional payments made by Borrower pursuant to such new leases or lease agreements to exceed $250,000 per year.

                 Section  10.9.    Mergers,  Etc..    Divest  itself  of  a
controlling interest in any person or merge or consolidate with or sell, assign, lease or otherwise, dispose of all or substantially all of its properties whether now owned or hereafter acquired (whether in one transaction or in a series of transactions) to, any person, or permit any person to do so; transfer, sell, assign, pledge or hypothecate, directly or indirectly, any of the capital stock of any Subsidiary or more than twenty-five percent (25%) of the currently issued and outstanding capital stock of Borrower, or issue or sell any capital stock for less than fair market value or issue from authorized but unissued stock or treasury stock an amount which would cause the total number of shares then outstanding to be more than one hundred twenty-five percent (125%) of such amount as of the date hereof.

                 Section 10.10. Use of Working Capital Facility. Permit the proceeds of the Working Capital Facility to be used for any purpose other than those specified herein.

                 Section 10.11. Sale or Discount of Receivables. Except to minimize losses on bona fide debts previously contracted, discount, or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

                 Section 10.12. Prepayments of Other Indebtedness. Prepay any Indebtedness (excluding trade payables) to any person, except that the foregoing restriction shall not apply to the Note or other Indebtedness to the Lender.

                 Section  10.13.    Certain  Transactions.    Except  as  set
forth in Schedule 10.13 attached hereto, enter into, directly or indirectly, any lease, contract, agreement or other transaction with any Affiliate on terms that are less favorable than those that might be obtained at the time in question from persons who are not Affiliates, or enter into, directly or indirectly, any contract, agreement, or other transaction with any director or officer of the Borrower or any Subsidiary, or any relative or Affiliates thereof, other than on fair and reasonable terms.

                 Section  10.14.    Subsidiaries.    Allow  the  creation  or
existence of any subsidiaries other than the Subsidiaries, or allow all or any part of the capital stock of any Subsidiary to be transferred, sold, pledged or hypothecated in part or in whole, or to become subject to any Lien.

                 Section  10.15.    Foreign  Involvement.    Become  materially
involved in any non-United States of America situated activity except for the current activities described in Schedule 10.15 attached hereto.

                 Section  10.16.    Operate  Without  Qualification.
Undertake to own, operate or conclude any agreement to own or operate a correctional facility in any state until it shall have qualified as a foreign corporation to do business in such state.

                 Section  10.17.    Management  Agreement.    Enter  into
agreements with third parties to perform the functions of senior management.

                 Section  10.18.     Change  in  Fiscal  Year.    Change  the
fiscal  year  of  the  Borrower.

                 Section  10.19.     Capital  Expenditures.    Make  capital
expenditures  for  acquisition  or construction  of  a  new  prison  facility.

                                 ARTICLE  11

                                   DEFAULT

                 Section  11.1.    Default.    Each  of  the  following  shall
constitute a Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

                 (a)    Default  in  Payment.    The  Borrower  shall  fail  to
make  any  payment  of
                        principal of, or interest on, the Note when and as due (whether at the stated maturity date, by reason of acceleration or otherwise).

                 (b)    Misrepresentation.    Any  representation  or  warranty
                        made or deemed to be made by the Borrower or any Guarantor under this Agreement or any Security Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

                 (c)    Default  in  Performance.    The  Borrower  or  any
                        Guarantor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement (other than one a failure in the performance or observance of which is dealt with specifically elsewhere in this Section 11.1) and such failure shall continue for a period of ten (10) business days after (i) written notice thereof has been given to the Borrower by the Lender, or (ii) the date such failure otherwise becomes known to the Borrower.

                 (d)    Security  Documents.    Any  default  under  the
                        Security Documents or any Reimbursement Agreement shall occur or the Borrower or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrower or any Guarantor under, any Security Document or Reimbursement Agreement.

                 (e)    Cross-Defaults.    The  Borrower  shall  have
                        defaulted in the payment when due, or in the performance or observance, of any obligation or condition of any note, contract, lease or other agreement or undertaking (other than one of the Security Documents) with any person.


                 (f)    Voluntary  Bankruptcy  Proceeding.    The  Borrower  or
                        any  Guarantor  shall

                        (1) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect);

                        (2) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts;

                        (3) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws;

                        (4) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign;

                        (5) admit in writing its inability to pay its debts as they become due;

                        (6) make a general assignment for the benefit of creditors; or

                        (7) take any formal corporate action for the purpose of effecting any of the foregoing.

                 (g)    Involuntary  Bankruptcy  Proceeding.    A  case  or
                        other proceeding shall be commenced against the Borrower or any Guarantor in any court of competent jurisdiction seeking

                        (1) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts;

                        (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any Guarantor or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any Guarantor; and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any Guarantor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                 (h)    Litigation.    Except  for  good  faith  disputes
                        regarding the interpretation of this Agreement or any other document, instrument or certificate delivered in connection with this Agreement, the Borrower, a Guarantor, or any Affiliate shall challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement, the Note or any Security Document or the perfection or priority of the Security Interest or any Lien granted to the Lender under any Security Document.

                 (i)    Judgment.    A  judgment  or  order  for  the  payment
                        of money shall be entered against the Borrower by any court which exceeds $100,000 in amount and such judgment order shall continue undischarged or unstayed for thirty (30) days.

                 (j)    Breach  of  Other  Agreements.    The  Borrower  shall
                        breach any material term or condition of any other agreement to which the Borrower is a party and the party other than the Borrower thereto shall resort to any remedy under such agreement or otherwise available at law or equity which could have a Material Adverse Affect upon the business or financial condition of the Borrower.

                 (k)    ERISA.

                        (1) Any Termination Event with respect to a Plan shall occur that results in an Unfunded Vested Accrued Benefit; or

                        (2) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA; or


                        (3) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a multi-employer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such plan.

                 (l)    Standby  Letter  of  Credit.    Any  demand  or  claim
                        shall be made for payment or honor by the holder thereof with respect to any standby letter of credit issued pursuant to this Agreement and such demand or claim is not withdrawn and all advances made pursuant thereto, together with interest thereon, are not repaid to the Lender within thirty (30) days of such demand or claim.

                 (m)    Discontinuance  of  Business.    The  Borrower  shall
                        discontinue or otherwise materially reduce its usual and customary business activities.

                 Section  11.2.    Remedies.

                 (a)    Automatic  Acceleration  and  Termination  of
                        Facility.    Upon  the  occurrence  of  a Default
                        specified  in  Section  11.1(f),  (g)  or  (h),  (1)
                        the principal of and the interest on the Working Capital Facility and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement, the Note, any Reimbursement Agreements, or any of the Security Documents, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Note, any Reimbursement Agreements, or any of the Security Documents to the contrary notwithstanding; and (2) the Working Capital Facility and the right of the Borrower to request borrowings or standby letters of credit hereunder shall immediately terminate.

                 (b)    Other  Remedies.    If  a  Default  shall  have
                        occurred, and during the continuance of any Default, the Lender, in its sole and absolute discretion, and without implied limitation, may do any or all of the following:

                        (1) declare the principal of and interest on the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement, or any of the Security Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Note or the Security Documents to the contrary notwithstanding;

                        (2) declare all amounts that may be owed to the Lender under any Reimbursement Agreement to be due and payable and require such amount to be paid to Lender as security against any draw or draws pursuant to any standby letter of credit;

                        (3) terminate the Working Capital Facility and any other right of the Borrower to request borrowings hereunder;

                        (4) notify, or request the Borrower to notify, in writing or otherwise, any account debtor or obligor with respect to any one or more accounts receivable to make payment to the Lender or its agent or designee, at such address as may be specified by the Lender (if, notwithstanding the giving of any notice, any account debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Lender or its agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements);

                        (5) settle or adjust disputes and claims directly with account debtors and other obligors on accounts receivable for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys' fees shall constitute Collateral (the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of goods);

                        (6) exercise any and all of its rights under any and all of the Security Documents;

                        (7) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                        (8)    exercise  all  of  the  rights  and  remedies
                               of  a  secured  party  under  the  Uniform
                               Commercial  Code  and  under  any  other
                               Applicable  Law,  including,  without
                               limitation, the right without notice except as specified below and with or without taking the possession thereof, to sell the
                               Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem
                               commercially  reasonable.    (The  Borrower
                               agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made  shall  constitute  reasonable
                               notification.    The  Lender  shall not  be
                               obligated to make any sale of Collateral regardless of notice of sale having been
                               given.    The  Lender  may  adjourn  any  public
                               or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned).

                 Section  11.3.    Application  of  Proceeds.    All  proceeds
from each sale of, or other realization upon, all or any part of the Collateral following a Default shall be applied or paid over as follows:

                 (a)    First:    to  the  payment  of  all  costs  and
                        expenses incurred in connection with such sale or other realization, including attorneys' fees;


                 (b)    Second:    to  the  payment  of  the  Secured
                        Obligations (with the Borrower remaining liable for any deficiency) in any order which the Lender may elect; and

                 (c)    Third:    the  balance  (if  any)  of  such  proceeds
                        shall be paid to the Borrower, subject to any duty imposed by law or otherwise to whomsoever will be entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

                 Section  11.4.    Power  of  Attorney.    In  addition  to
the authorizations granted to the Lender under any other provision of this Agreement or any of the Security Documents, upon and after a Default, the Borrower hereby irrevocably designates and appoints the Lender (and all persons designated by the Lender from time to time) as the Borrower's true and lawful attorney and agent in fact, and the Lender, or any agent of the Lender, may, without notice to the Borrower, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of the Borrower or the Lender, exercise all of the Borrower's rights and remedies with respect to the collection of accounts receivable, prepare, file and sign the name of the Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral, and endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to any other Collateral.

                 Section  11.5.    Miscellaneous  Provisions  Concerning
                                   Remedies.

                 (a)    Rights  Cumulative.    The  rights  and  remedies  of
                        the Lender under this Agreement, the Note, any Reimbursement Agreement and each of the Security Documents shall be cumulative and not exclusive of any rights or remedies which it would
                        otherwise have.    In  exercising  its  rights  and
                        remedies the Lender may be selective, and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                 (b)    Waiver  of  Marshalling.    The  Borrower  hereby
                        waives any right to require any marshalling of assets and any similar right.

                                 ARTICLE  12

                                MISCELLANEOUS

                 Section  12.1.    Notices.

                 (a)    Method  of  Communication.    Except  as  specifically
                        provided in this Agreement or in any of the Security Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail postage prepaid or by telegraph or telex and shall be deemed received, in the case of personal delivery, when delivered, in the case of mailing, on the third day after mailing, in the case of telegraph, on the day after delivery to the telegraph office and in the case of telex, upon transmittal.

                 (b)    Addresses  for  Notices.    Notices  to  any  party
                        shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing:

                        If  to  the  Borrower:    Corrections
                                                  Corporation  of  America 102
                                                  Woodmont  Boulevard Suite
                                                  800 Nashville,  Tennessee
                                                  37205 Attention:
                                    Attention:    Darrell  K.  Massengale,
                                                  Chief  Financial  Officer

                        With  a  copy  to:        Robert  R.  Campbell,
                                                  Jr.,  Esq.  Stokes  &
                                                  Bartholomew 424  Church
                                                  Street,  Suite  2800
                                                  Nashville,  Tennessee  37219

                        If  to  the  Lender:      First  Union  National  Bank
                                                  of Tennessee 333  Union
                                                  Street Nashville,  Tennessee
                                                  37219
                                  Attention:      Brent  Turner,  Vice
                                                  President

                        With  a  copy  to:        Kim  A.  Brown,  Esq.
                                                  Sherrard  &  Roe,  P.L.C.
                                                  424  Church  Street,  Suite
                                                  2000 Nashville,  Tennessee
                                                  37219

                 Section  12.2.    Expenses.    The  Borrower  will  pay  all
reasonable out-of-pocket expenses of the Lender in connection with the preparation, execution and delivery of this Agreement, the Note, each of the Security Documents, and any other documents or instruments whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees, taxes, title insurance premiums and the fees and disbursements of the law firm of Sherrard & Roe, counsel for the Lender and of each local counsel retained by the Lender.

                 Section  12.3.    Setoff.    In  addition  to  any  rights
now or hereafter granted under Applicable Law upon and after the occurrence of any Default, the Lender is hereby authorized by the Borrower at any time and from time to time, without notice, to set off and to apply any and all amounts in any and all payroll accounts of the Borrower maintained with the Lender or any Affiliate of the Lender, against and on account of the Secured Obligations irrespective or whether or not

                 (a) the Lender shall have made any demand under this Agreement, the Note, any Reimbursement Agreement or any of the Security Documents; or


                 (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 11.2 and although such Secured Obligations shall be contingent or unmatured.

                 Section  12.4.    Accounting  Matters.    All  financial  and
accounting calculations, measurements and computations made for any purpose relating to this Agreement, including without limitation all computations utilized by the Borrower in complying with any covenant contained herein, shall, unless there is an express written direction by the Lender to the contrary, be performed in accordance with generally accepted accounting principles consistently applied.

                 Section  12.5.    Assignment.    All  the  provisions  of
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign, delegate, or otherwise transfer any of its rights or duties under this Agreement.

                 Section  12.6.    Amendments.    Any  term,  covenant,
agreement or condition of this Agreement, the Note or any of the Security Documents may be amended or waived, and any departure therefrom may be consented to, if, but only if, such amendment, waiver or consent is in writing and is signed by the Lender and, in the case of any amendment, also by the Borrower, and in such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or Preceding Event. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the instance and for the specific purpose for which given.

                 Section  12.7.    Performance  of  Borrower's  Duties.

                 (a) The Borrower's obligations under this Agreement, the Term Note, the Revolving Credit Note and each of the Security Documents shall be performed by the Borrower at its sole cost and expense.

                 (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Security Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Borrower and the Borrower hereby irrevocably authorizes the Lender so to act.

                 Section  12.8.    Indemnification.    The  Borrower  agrees
to indemnify and hold the Lender harmless from and against all losses (including reasonable attorneys' fees) suffered by the Lender in connection with:

                 (a) the exercise by the Lender of any right or remedy granted to it under this Agreement, the Note, any Reimbursement Agreement or any of the Security Documents;

                 (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement, the Note, any Reimbursement Agreement or any of the Security Documents;

                 (c)    the  collection  or  enforcement  of  the  Secured
                        Obligations;  and

                 (d) any claim, demand, action, proceeding, liability, penalty or assessment relating to or arising from a violation or alleged violation of any federal, state or local environmental law, rule, regulation or order;

provided that the Borrower shall not be obligated to so indemnify and hold harmless the Lender for any such loss resulting from the willful misconduct or gross negligence of the Borrower.

                 Section  12.9.    All  Powers  Coupled  with  Interest.    All
powers of attorney and other authorizations granted to the Lender and any persons designated by the Lender pursuant to any provisions of this Agreement, any Reimbursement Agreement or any of the Security
Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

                 Section  12.10.    Survival.    Notwithstanding  any
termination  of  this  Agreement,

                 (a) until all Secured Obligations have been paid in full or otherwise satisfied, the Lender shall retain its Security Interest and shall retain all rights under this Agreement, any Reimbursement Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated;
                        and

                 (b) the indemnities to which the Lender is entitled under the provisions of this Article 12 and any other provision of this Agreement, any Reimbursement Agreement and the Security Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

                 Section  12.11.    Titles  and  Captions.    The  Table  of
Contents and the titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                 Section  12.12.    Severability  of  Provisions.    Any
provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 Section  12.13.    Governing  Law;  Jurisdiction.    This
Agreement,  the  Note  and  Security Documents  shall  be  construed  in accordance with and governed by the law of the State of Tennessee; except that the enforceability of any mortgage or deed of trust with respect to real property Collateral located outside the State of Tennessee shall be governed by the laws of the jurisdiction where
such real  property  is  located.    The  Borrower  agrees  that  this
Agreement, the Note and the Security Documents were the subject of negotiations that occurred in Tennessee between the Borrower and the Lender and may be enforced by an action filed in the United States District Court for the Middle District of Tennessee, or in any court of record in the City of Nashville, Tennessee, and the Borrower hereby submits to the jurisdiction of the State of Tennessee for all purposes in connection with this Agreement.

                 Section  12.14.    Counterparts.    This  Agreement  may  be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns upon execution by all parties, and all of which taken together shall constitute one and the same agreement.

                 Section  12.15.    Capital  Adequacy  Regulation.    If  the
Lender shall determine that any Regulation adopted or effective after the date hereof regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive  regarding  capital  adequacy  (whether  or  not  having  the  force of  law)  of  any  such  authority, central  bank  or  comparable  agency,  has or  would  have  the  effect  of  reducing  the  rate  of  return  on capital of  the  Lender  as  a  consequence  of  the  Lender's  obligations  under this Agreement, to a level below that which the Lender could have achieved but for such adoption or change (taking into consideration its  policies  with  respect  to  capital  adequacy)  by  an  amount  deemed by  the  Lender  to  be material,  then  from  time  to  time,  within  fifteen
(15) days after demand by the Lender, the Borrower shall compensate the Lender for such reduction, including any amount or amounts equal to any taxes on the overall net income of the Lender payable with respect  to  the  amount  of  payments  required  to  be made  pursuant  to
this  subsection.    The  Lender  will  promptly  notify  the  Borrower  of
any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this subsection, and the Lender will designate a different applicable lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of
the  Lender,  be  otherwise  disadvantageous  to  it.    If  the  Lender  shall
claim compensation under this provision, it shall furnish a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                 Section 12.16. Amended and Restated Loan Agreement. This Agreement, the Note and Security Documents executed pursuant hereto  are  intended  to  amend  and  restate  the  Loan  Agreement  and  the
Construction  Loan  Agreement.    The  Borrower  and  the  Lender  hereby
agree that the Loan Agreement is herewith fully incorporated into this Agreement, the Note and the Security Documents, respectively, and that the Loan Agreement and the Construction Loan Agreement shall, from the date hereof, be of no further independent force and effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

GUARANTORS:                                     BORROWER:

TRANSCOR  AMERICA,  INC.                        CORRECTIONS  CORPORATION
                                                OF  AMERICA



BY:                                             BY:
   -----------------------------------                -------------------------------
      Darrell  K.  Massengale                          Darrell  K.  Massengale
      Secretary                                        Chief  Financial  Officer


TECHNICAL  &  BUSINESS  INSTITUTE
OF  AMERICA,  INC.                              LENDER:

                                                FIRST  UNION  NATIONAL  BANK
BY:                                             OF  TENNESSEE
   -----------------------------------
      Darrell  K.  Massengale
      Secretary


CONCEPT,  INCORPORATED                          BY:
                                                   ----------------------------------
BY:                                             Brent  Turner,  Vice  President
   ----------------------------------
      Darrell  K.  Massengale
      Secretary

                                  SCHEDULE  2

                              Secured  Obligations


              (a) Indebtedness evidenced by a $13,260,000.01 Amended and Restated Construction Loan Note dated as of July 13, 1995, executed by Corrections Corporation of America ("CCA") and payable to First Union National Bank of Tennessee, together with all renewals, extensions and modifications thereof.

              (b) The obligations of CCA under the terms of a Guaranty and Reimbursement Agreement dated as of July 13, 1995, executed by CCA in favor of First Union National Bank of North Carolina ("FUNBNC"), delivered in connection with the $34,346,301 Irrevocable Letter of Credit No. S054438 issued by FUNBNC, at the request of CCA, in favor of Liberty Bank and Trust Company of Oklahoma City, National Association, in connection with the Holdenville bond issue.

                                  SCHEDULE  3

                          Subordinated  Indebtedness


              (a) the Borrower's $7,000,000 aggregate principal amount 8.5% Convertible Subordinated Notes originally due November 7, 1999,

              (b) the Borrower's $7,500,000 aggregate principal amount Convertible, Extended Subordinated Notes originally due September 30, 1998.

                                SCHEDULE  5.1(k)

                              PATENTS;  TRADEMARKS

                                      None

                                SCHEDULE  5.1(o)

                                     LEASES


Office  Rental  Agreement:

              Approximately 21,000 square feet for two floors of office space at 102 Woodmont Boulevard, Nashville, Tennessee 37205.

              Rental  commitment  is  approximately  $420,000  per  year.

                                SCHEDULE  5.1(p)

                                     ERISA

              The  Amended  and  Restated  Corrections  Corporation  of
America  Employee  Savings  and  Stock Ownership  Plan.

              Transcor  401(k)  Plan  (to  be  terminated).

              Concept  401(k)  Plan  (to  be  terminated).

                               SCHEDULE  10.4(c)

                             Existing  Investments


              (a) Borrower's investment in Corrections Corporation of Australia Pty, Ltd.

              (b)   Borrower's  investment  in  CCA  (UK)  Limited.

              (c)   Borrower's  investment  in  UK  Detention  Services
                    Limited.

              (d) Borrower's investment in United-Concept, Inc. (anticipated to be completed post-closing).

                                SCHEDULE  10.13

                            Affiliate  Transactions



                                      None

                                SCHEDULE  10.15

                              Foreign  Activities



              (a) Activities of existing Subsidiaries and Affiliates (as shown on Schedule 4 hereof);

              (b) Activities in connection with Borrower's agreements with Sodhexo, S.A.

                         FIRST  AMENDMENT  TO  AMENDED

                         AND  RESTATED  LOAN  AGREEMENT



           This First Amendment dated as of September 28, 1995, by and between Corrections Corporation of America, a Delaware corporation (the "Borrower"), Transcor America, Inc., a Tennessee corporation, Technical & Business Institute of America, Inc., a Michigan corporation, and Concept, Incorporated, a Delaware corporation (individually, a "Guarantor", and collectively, the "Guarantors"), and First Union National Bank of Tennessee, a national banking association (the "Lender"),

                         W  I  T  N  E  S  S  E  T  H:

           WHEREAS, pursuant to the terms of an Amended and Restated Loan Agreement dated as of July 13, 1995, by and between the Borrower, the Guarantors and the Lender (as amended from time to time, the "Loan Agreement"), the Lender committed to loan to the Borrower amounts not to exceed $25,000,000; and,

           WHEREAS, Borrower has contracted to acquire the Eden Correctional Facility located in Concho, County, Texas (the "Eden Facility"); and,

           WHEREAS, Borrower has requested that Lender advance certain funds to the Borrower to provide bridge financing for the acquisition of the Eden Facility, on a short-term basis, pending closing of permanent bond financing for the Eden Facility; and,

           WHEREAS, the current availability of the Borrower under the Working Capital Facility does not provide enough funds to permit the Borrower to fund the acquisition of the Eden Facility; and,

           WHEREAS, Borrower has requested that Lender loan to the Borrower additional funds in the amount of $3,000,000, which, when combined with certain funds to be advanced under the Working Capital
Facility, will provide the Borrower with funds necessary to acquire the Eden Facility; and,

           WHEREAS,  the  Lender  has  agreed  to  advance  the  additional
$3,000,000 requested by the Borrower, subject to the terms and conditions set forth herein,

           NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Lender hereby agree to amend and modify the Loan Agreement, as follows:

           1.   Definitions.    Capitalized  terms  not  otherwise  defined
herein  shall  have  the  meaning  ascribed to  such  terms  in  the  Loan
Agreement.

           2.   $3,000,000  Loan.    The  Lender  hereby  agrees  to  loan  to
the  Borrower  an  additional $3,000,000  (the  "$3,000,000  Overadvance"), the  proceeds  of  which  are  to  be  used  by  the  Borrower  to finance  the
acquisition  of  the  Eden  Facility.    The  $3,000,000  Overadvance  shall
be evidenced by a Promissory Note dated as of September 28, 1995, in the original principal amount of $3,000,000, executed by the Borrower and payable to the Lender, such Note to be in substantially the form attached hereto as Exhibit A (such Note, together with any renewals, modifications and extensions thereof, being referred to as the "$3,000,000 Note).

           3.   Financial  Ratios.    Section  10.1(b)  of  the  Loan
Agreement  is  hereby  deleted  and  replaced with  the  following:

                (b) the ratio of Senior Debt to Cash Flow to be greater than (i) 3 to 1 from the date hereof through November 30, 1995, and (ii) 2.75 to 1 thereafter, such ratio to be measured quarterly.

           4.   Secured  Obligations.    The  definition  of  "Secured
Obligations"  shall  include  all  obligations described  in  the  Loan
Agreement,  together  with  the  indebtedness  evidenced  by  the  $3,000,000
Note, it being the intention of the parties that the Collateral shall secure the Secured Obligations, including, without limitation, the indebtedness evidenced by the $3,000,000 Note.

           5.   Default.    Failure  to  pay  the  $3,000,000  Note  in
accordance with its terms shall be deemed to be a Default under the terms of the Loan Agreement.

           6.     Guarantors.    The  Guarantors  have  entered  into  this
First  Amendment  for  purposes  of acknowledging  the  $3,000,000  Loan  and to  confirm  that  the  obligations  of  the  Borrower  guaranteed  by  the
Guarantors under the terms of the Guaranty Agreements shall include, without limitation, all obligations of the Borrower with respect to
the  $3,000,000  Loan.    Accordingly,  this  First  Amendment  shall  be
deemed to amend the Guaranty Agreements, as the context requires, to confirm that the Secured Obligations (as defined in the Guaranty Agreements) shall include, without limitation, the obligations of the Borrower with respect to the $3,000,000 Loan.

           7.   Commitment  Fee.    As  compensation  to  the  Lender  for
funding  the  $3,000,000  Loan,  Borrower shall  pay  to  Lender, simultaneously  with  the  execution  of  this  First  Amendment,  a
commitment  fee  of $7,500.    Such  fee  shall  be  deemed  earned  by  Lender
upon  execution  of  this  First  Amendment.

           8. Restatement of Loan Agreement. The Borrower and the Guarantors hereby restate and ratify all of the representations, warranties, terms and covenants contained in the Loan Agreement, as of the date hereof, and hereby confirm that the representations, warranties, terms and conditions contained in the Loan Agreement, as amended hereby, remain in full force and effect.




              (Remainder  of  Page  Intentionally  Left  Blank)

                IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and date first above written.





GUARANTORS:                                 BORROWER:

TRANSCOR  AMERICA,  INC.                    CORRECTIONS  CORPORATION
                                            OF  AMERICA


BY:                                         BY:
   -----------------------                     ---------------------
   Darrell  K.  Massengale                     Darrell  K.  Massengale
   Secretary                                   Chief  Financial  Officer


TECHNICAL  &  BUSINESS  INSTITUTE
OF  AMERICA,  INC.                          LENDER:

                                            FIRST  UNION  NATIONAL  BANK
BY:                                         OF  TENNESSEE
   -----------------------
   Darrell  K.  Massengale
   Secretary

CONCEPT,  INCORPORATED                      BY:
                                                   -------------------

                                            TITLE:
                                                  --------------------
BY:
   -----------------------
   Darrell  K.  Massengale
   Secretary